UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2016

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06813
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
There were four (4) matters submitted to a vote of securities at the FuelCell Energy, Inc. Annual Shareholders’ Meeting, which was held on April 7, 2016. Following are the four (4) proposals:
(1) To elect eight (8) directors to serve for the ensuing year and until their successors are duly elected and qualified.
The results of the voting were as follows:

NAME OF DIRECTOR	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Arthur A. Bottone	9,906,139	829,918	10,757,288
Paul F. Browing	9,959,367	776,690	10,757,288
James Herbert England	9,814,009	922,048	10,757,288
Matthew F. Hilzinger	9,958,677	777,380	10,757,288
John A. Rolls	9,905,300	830,757	10,757,288
Christopher S. Sotos	9,959,770	776,287	10,757,288
Natica Von Althann	9,954,043	782,014	10,757,288
Togo Dennis West, Jr.	9,823,308	912,749	10,757,288

(2) To ratify the selection of KPMG LLP as the independent registered public accounting firm for fiscal year 2016.

The results of the voting were as follows:

VOTES FOR: 20,540,959
VOTES AGAINST: 668,642
ABSTAINED: 283,744
BROKER NON-VOTES: 0

(3) To amend the FuelCell Energy, Inc. Articles of Incorporation to increase the authorized common stock from 39,583,333 shares to 75,000,000.

The results of the voting were as follows:

VOTES FOR: 16,300,339
VOTES AGAINST: 5,026,111
ABSTAINED: 166,895
BROKER NON-VOTES: 0

(4) To amend the FuelCell Energy, Inc. Restated 2010 Equity Incentive Plan to increase the number of shares reserved for issuance from 1,291,667 to 2,500,000.

The results of the voting were as follows:

VOTES FOR: 8,924,882
VOTES AGAINST: 1,753,425
ABSTAINED: 57,750
BROKER NON-VOTES: 10,757,288

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 8, 2016	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer